                                                                     EXHIBIT 3.7

                            ARTICLES OF ORGANIZATION

                (Under Section 1705.04 of the Ohio Revised Code)
                            Limited Liability Company

     The undersigned, desiring to form a limited liability Company, under
Chapter 1705 of the Ohio Revised Code, do hereby state the following:

FIRST:  The name of said limited liability company shall be:

                Cooper-Standard Automotive OH, LLC

SECOND: (OPTIONAL) This limited liability company shall exist for perpetual duration

THIRD:  The address to which interested persons may direct requests for copies of any operating agreement and any bylaws of this limited liability company is (OPTIONAL):

                1300 East 9th Street
                Cleveland, Ohio  44114

[_] Please check this box if additional provisions are attached.

Provisions attached hereto are incorporated herein and made a part of these articles of organization.